1 Q2 2026 Investor Presentation August 4, 2026

Certain statements contained in this presentation, other than purely historical information, including, but not limited to estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. Statements preceded by, followed by or that otherwise include the word “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could,” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. These factors include those listed under “Risk Factors” in Part I, Item 1A of our Form 10-K for the fiscal year ended December 28, 2025, Part II, Item 1A of our subsequent Forms 10-Q and other filings with the SEC. The forward-looking statements included in this document are made as of the date of this presentation and, except pursuant to any obligations to disclose material information under the federal securities laws, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this presentation. Forward Looking Statements

Second Quarter Highlights • Closed transformational merger with American Woodmark and commenced integration initiatives day one • Raised combined-company annual run-rate cost synergy target to over $100 million • Introduced second-half 2026 financial outlook as integration planning converts to execution • Executed $30 million of annualized cost synergies as of the end of July, with $15 million of savings expected in the second-half of 2026 • Offset the cost of tariff-related headwinds through operational and supply-chain mitigations 3 Financial Highlights1 ($ in millions) Q2 2026 Net Sales $ 815.2 Gross Profit $ 205.5 Gross Profit Margin 25.2% SG&A $ 216.7 Net Loss $ (57.6) Net Loss Margin (7.1)% Adjusted EBITDA1 $ 62.5 Adjusted EBITDA Margin1 7.7% 1 Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP metrics. Please see Appendix for definitions and corresponding reconciliations to historical GAAP measures.

The MasterBrand Story

OUR PURPOSE

Building great experiences together

OUR VISION

Build on our rich history by innovating how we work and what we offer to delight our customers

OUR CULTURE

Make the team better
Be bold
Champion improvement

Largest distribution network with deep builder, dealer, and home center relationships

Industry-leading customer service

Comprehensive product and brand portfolio

Operational excellence with focus on digital, data, and analytics solutions

DELIVERED THROUGH THE MASTERBRAND WAY

Align to Grow
Deliver on the unique needs of each customer

Lead through Lean
Engage teams and foster problem-solving

Tech Enabled
Transform the way we work through digital, data, and analytics

4

Strengthens Regional Presence With a Broader Operational Footprint Across North American Markets Builds the Scale and Resources to Grow with Customers Across Every Channel Unlocks Meaningful Cost Synergies and Commercial Growth Opportunities to Amplify Value Creation • Annual Run-Rate Cost Synergies of $100M+ Expected by the End of Year Three, Following Close • Accretion to Adjusted Diluted EPS Expected in Year Two, Following Close Expands the Industry’s Most Comprehensive Portfolio of Trusted Cabinet Brands and Products Across a Broad Price Spectrum MasterBrand + American Woodmark: Stronger Together, Built to Lead Delivers Superior Service and Enhanced Value to Customers and Consumers Across the Full Value Chain 5

Combined Company Financial Profile Legacy MasterBrand Q2 2026 TTM Legacy American Woodmark Q2 2026 TTM Combined Company Q2 2026 TTM Market Capitalization1 $2.0 billion Net Revenue $2.7 billion $1.4 billion $4.1 billion Adj. EBITDA2 $211.9 million $82.6 million $294.5 million Adj. EBITDA Margin2 8.0% 5.8% 7.2% Net Debt to Adj. EBITDA2 3.9x 6 1 Based on the closing share price as of June 26, 2026, and shares outstanding. 2 Adjusted EBITDA, Adjusted EBITDA margin, and net debt to adjusted EBITDA are non-GAAP metrics. Please see Appendix for definitions and corresponding reconciliations to historical GAAP measures.

Stronger Channel Partnerships, Expanded Geographic Reach, and an Industry Leading Customer Base

MasterBrand serves customers through a strategic mix of channels[1]



MASTERBRAND
American Woodmark
Combined Company
14%
33%
53%
38%
45%
17%
22%
37%
41%
Builder
Retail
Dealer-Distributor

1. Enhanced diversity and scale across channels, allowing customers greater access and flexibility to where and how they purchase
2. Expanded coverage across **Retail** and **Builder** channels
3. Strategically increased exposure to residential New Construction end-market

Increased geographic reach and expansion in key growth markets

- **Complementary footprint in all channels**
- **Broader product portfolio for existing channels**
- **Increased touchpoints for customer support and an enhanced service offering**

[1] Calculated based on the combination of trailing twelve months ended June 28, 2026.

7

Multi-Branded Strategy Across Price Points and Products

MasterBrand portfolio by type and key brands

<$350 Price point (per cabinet) >$750

Value	Stock	Value Semi-custom	Semi-custom	Premium
Project Source	Mantra	Schrock	Diamond	Bertch
Style Selections	Aristokraft	Kemper	KitchenCraft	Decorá
Diamond	Diamond	Diamond	Kemper	Dura Supreme
Hampton Bay	American Woodmark	Thomasville	MC mid continent cabinetry	Fieldstone
Glacier Bay	Shenandoah	MC mid continent cabinetry	Schrock	Omega
Estate	Hampton Bay Designer Series	Homecrest	Thomasville	Starmark
Stor-It-All	Timberlake	Shenandoah	Urban Effects	ultracraft
Style Selections	1951	waypoint		
Home Decorators Collection	waypoint	Timberlake		
	PCS	American Woodmark		
	SageHouse	1951		
	allen + roth	allen + roth		

Legacy MasterBrand

OPPORTUNITY FOR BRAND RATIONALIZATION & CONSOLIDATION 8

Optimizing the Manufacturing Network through Integration and Consolidation

NETWORKED FOOTPRINT: 38 manufacturing facilities across North America



MasterBrand Cabinets
American Woodmark
Announced Integration-Related Closures

Duplicative capacity, coverage, and product footprint across the combined network creates **opportunities to consolidate and drive synergies through combined company scale**

- ✓ Rationalize footprint while maintaining ample capacity to capture demand recovery
- ✓ Proven business system tools drive continuous improvement and product portfolio simplification
- ✓ Disciplined capital spending culture enables sustained operational efficiency

9

Merger Integration Underway Integration PrioritiesIntegration to Date Actions Taken Since May 28, 2026, Close • Retired AMWD's existing debt at closing using a $375M delayed-draw Term A facility under existing debt agreement, simplifying the capital structure • Executed approximately $30M in annualized procurement and overhead synergies, including administrative actions • Initiated two plant closures to consolidate production and rationalize footprint • Launched cross-selling product introductions into dealer network • Commenced supply chain optimization and consolidation • Increased cost synergy target, provided combined- company guidance, and updated leverage ratio, synergy phasing detail, and tariff mitigation outlook Optimize supply chain and manufacturing network alignment Realize synergy opportunities in operational overhead Advance facility consolidation across the combined operating footprint Right-size corporate cost structure, including headcount & public company costs 10

$0 $20 $40 $60 $80 $100 Estimated Cost Synergy Phasing ($M Breakdown of cost synergy opportunity1 $100M+ Annual Run-Rate Cost Synergies Expected by End of Year Three, Accelerating and Amplifying Value Creation $100M+ 56% 43% SG&A – Indirect Costs Cost of Goods Sold56% 43% $15M 1HY1 11 $35M 2HY1 $50M+ Y2-Y3 Synergies realized post-close $50M Y1 + Estimated cost synergy phasing2 ($M) COGS Top Items Expected Timing Supply Chain Y1 & Y2 Plant Consolidations (Excluding Depreciation) Y1, Y2, Y3 SG&A Top Items Expected Timing Corporate Headcount Y1 Corporate Costs Y1 Plant-Level SG&A Y1, Y2, Y3 1 Expected cost synergies do not include transaction or implementation costs. One-time costs to achieve are estimated at approximately a 1:1 ratio to expected run rate synergies. 2 Synergies represent expected incremental annualized run-rate savings upon exiting each respective period.

Q2 2026 Results

Financial Results

($ in millions, except per share amounts)	Q2 2026	Q2 2025	B/(W)
Net Sales	$ 815.2	$ 730.9	11.5%
Gross Profit	$ 205.5	$ 239.7	(14.3)%
Gross Profit Margin	*25.2%*	*32.8%*	*(760) bps*
SG&A	$ 216.7	$ 159.4	35.9%
Net (loss) Income	$ (57.6)	$ 37.3	(254.4)%
Net (loss) Income Margin	*(7.1)%*	*5.1 %*	*(1220) bps*
Adjusted EBTIDA[1]	$ 62.5	$ 105.4	(40.7)%
Adjusted EBITDA Margin[1]	*7.7%*	*14.4%*	*(680) bps*
Diluted (Loss) Earnings Per Share(GAAP)	$ (0.38)	$ 0.29	(231.0)%
Adjusted Diluted EPS[1]	$ 0.05	$ 0.40	(87.5)%
Net Cash Provided By Operating Activities (YTD)	$ 5.8	$ 53.4	(89.1)%
Free Cash Flow[1] (YTD)	$ (17.6)	$ 25.5	(169.0)%

Top-line performance reflects a $125.5 million contribution from American Woodmark and mid- to high-single-digit end market decline slightly offset by favorable net ASP from the flow-through of tariff pricing

The decrease in gross profit reflects lower volume and the related unfavorable fixed cost leverage, unfavorable product mix, and material, labor, and freight inflation, partially offset by a $16.7 million contribution from American Woodmark, continuous improvement efforts and favorable ASP from tariff pricing flow-through

Adjusted EBITDA[1] includes $4.3 million of contribution from American Woodmark. The Adjusted EBITDA margin[1] decline was primarily due to market driven volume declines and the related unfavorable fixed cost leverage, unfavorable product mix, and material, labor, and freight inflation, partially offset by the flow through of tariff mitigation, our continuous improvement efforts, and previously announced cost actions

[1] Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted EPS, and Free Cash Flow are non-GAAP metrics. Please see Appendix for definitions and corresponding reconciliations to historical GAAP measures.

12

Near-Term Expectations

2H 2026 Outlook[1]

Market Growth	MasterBrand
Mid-Single-Digit % Decline North American Cabinets Market	**$2.05-$2.11 billion** Net Sales
	$129-149 million Adjusted EBITDA[2]
	~6.3%-7.1% Adjusted EBITDA Margin[2]
	$(0.05)-0.03 Adjusted Diluted EPS[2]
	$15 million Of Synergy Capture

- Second-half 2026 addressable market is expected to be down mid-single digits year-over-year, with the broader market expected to begin its recovery in 2027.
- Net sales range reflects contribution from American Woodmark for the full second half, partially offset by continued broader end market decline and price and mix dynamics.
- Adjusted EBITDA[2] range includes $15 million of annual synergy capture over the period and approximately $11 million of IEEPA duty refunds received and expected to be received over the period, partially offset by continued volume and mix headwinds.
- Outlook reflects the combined company, with American Woodmark included for the full second half.
- Outlook assumes only those tariffs currently in effect and does not reflect any incremental impact from the ongoing conflict in the Middle East.
- Continuing a disciplined approach to spending while remaining committed to strategic investments in the business.

[1] This outlook information was established by the Company on its second quarter 2026 Earnings Conference Call on August 4, 2026, and it speaks only as of that date. Its inclusion in this presentation does not constitute a reaffirmation or update of such information as of the date hereof or any other date.
[2] Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted Diluted EPS are non-GAAP metrics. Please see Appendix for definitions.

13

Estimated Tariff Exposure and Impact

Full Year 2026 Tariff Impact

Gross Tariff Costs[1]

5-6% of 2026 Net Sales
(Combined company, before mitigation)

Mitigation Expectations

100% of Tariff Costs Offset on Dollar Run Rate Basis by Year End
(Mix of supply chain, operational, and price mitigation)

COGS Components[2]


45 - 55%
15 - 25%
25 - 35%
Materials
Labor
Overhead

- Approximately 50% of Materials costs are wood and wood-related materials
- Approximately 50% of wood and wood-related materials are domestically sourced

Components by Geographical Source[2]


< 15%
15 - 20%
70 - 80%
Domestic
Asia
Rest of World

Current Tariff Environment

Recent Developments

- Section 301 Tariff – Tariffs ranging from 10% to 12.5% on imports from approximately 60 trading partners, announced July 23, 2026, replacing 10% global tariff that expired on July 24, 2026.
- Section 338 Tariff – Tariffs on certain Canadian imports, taking effect August 19, 2026, imposing an additional 50% duty on certain Canadian-origin wood products and furniture.

Continuing Tariffs

- Section 232 Tariffs – Including 25% tariff on lumber and wood products, kitchen cabinets and bath vanities. Scheduled increase to 50% tariff rate postponed to January 1, 2027.
- Countervailing (CVD) and Antidumping (AD) Duties on Hardwood and Decorative Plywood Imports from Vietnam, Indonesia, and China.

[1] Gross tariff costs reflect the incremental costs due to tariffs before any mitigation actions, reflect only tariffs in effect as of August 4, 2026, and are based on expected full year MasterBrand net sales, including contribution from American Woodmark beginning on May 28, 2026.
[2] Combined company exposure. The mix of COGS components and components by geographical source may change as mitigation efforts take effect.

14

Leverage, Liquidity, and Cash Generation Leverage Ratios ($ in millions) Q2 2026 Q2 2025 Adjusted EBITDA¹ TTM (Incl. full TTM American Woodmark contribution) $294.5 – Total Debt $1,390.3 $998.7 Net Debt¹ $1,148.7 $878.6 Net Debt to Adjusted EBITDA¹ TTM (Incl. full TTM American Woodmark contribution) 3.9x 2.5x Covenant Net Leverage² (max 3.75x) 3.4x 2.4x Interest Expense $20.8 $18.9 Covenant Interest Coverage² (min 3.0x) 5.1x 5.0x Liquidity and Cash Generation June 28, 2026 Unrestricted Cash $241.6 Revolver Availability $393.9 Total Liquidity $635.5 Net Cash Provided by Operating Activities (YTD) $5.8 Capital Expenditures (YTD) $23.4 Free Cash Flow¹ (YTD) $(17.6) • Retired American Woodmark’s existing debt with $375 million Term Loan A facility, further supporting the combined company’s capital structure and financial flexibility • On track toward target of below 2.0x by the end of 2028 as tariff mitigation, cost synergies, and free cash flow generation build 15 1 Adjusted EBITDA, Net Debt, Free Cash Flow, and related ratios are non-GAAP metrics. Please see Appendix for definitions and corresponding reconciliations to historical GAAP measures. 2 Calculated per the terms of the Company’s credit agreement; differs from the reported ratio primarily due to permitted addbacks.

16 05 Appendix

To supplement the financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”) in this earnings release, certain non-GAAP financial measures as defined under SEC rules have been included. It is our intent to provide non-GAAP financial information to enhance understanding of our financial information as prepared in accordance with GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for, other financial measures prepared in accordance with GAAP. Our methods of determining these non-GAAP financial measures may differ from the methods used by other companies for these or similar non-GAAP financial measures. Accordingly, these non-GAAP financial measures may not be comparable to measures used by other companies. We use EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income margin, adjusted diluted earnings per share (“adjusted diluted EPS”), free cash flow, net debt, and net debt to adjusted EBITDA, which are all non-GAAP financial measures. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We evaluate the performance of our business based on income before income taxes, but also look to EBITDA as a performance evaluation measure because interest expense is related to corporate functions, as opposed to operations. For that reason, we believe EBITDA is a useful metric to investors in evaluating our operating results. Adjusted EBITDA is calculated by removing the impact of non-operational results and special items from EBITDA. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net sales. Adjusted net income is calculated by removing the impact of non-operational results, including non-cash amortization expense, which is not deemed to be indicative of the results of current or future operations, and special items from net income. Adjusted net income margin is calculated as adjusted net income divided by net sales. Adjusted diluted EPS is a measure of our diluted earnings per share excluding non-operational results and special items. We believe these non-GAAP measures are useful to investors as they are representative of our core operations and are used in the management of our business, including decisions concerning the allocation of resources and assessment of performance. Free cash flow is defined as cash flow from operations less capital expenditures. We believe that free cash flow is a useful measure to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of our business strategy, and is used in the management of our business, including decisions concerning the allocation of resources and assessment of performance. Net debt is defined as total balance sheet debt less cash and cash equivalents. We believe this measure is useful to investors as it provides a measure to compare debt less cash and cash equivalents across periods on a consistent basis. Net debt to adjusted EBITDA is calculated by dividing net debt by the trailing twelve months adjusted EBITDA. For periods impacted by an acquisition, trailing twelve months adjusted EBITDA includes the full trailing twelve months adjusted EBITDA of the acquired entity. Net debt to adjusted EBITDA is used by management to assess our financial leverage and ability to service our debt obligations. As required by SEC rules, detailed reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure are included in the financial statement section of this earnings release. We have not provided a reconciliation of our fiscal 2026 second half adjusted EBITDA, adjusted EBITDA margin and adjusted diluted EPS guidance because the information needed to reconcile these measures is unavailable due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, including restructuring and other charges, which are excluded from adjusted EBITDA, adjusted EBITDA margin, and adjusted diluted EPS. Additionally, estimating such GAAP measures and providing a meaningful reconciliation consistent with the Company’s accounting policies for future periods requires a level of precision that is unavailable for these future periods and cannot be accomplished without unreasonable effort. Forward-looking non-GAAP measures are estimated consistent with the relevant definitions and assumptions used for historical non-GAAP measures. Non-GAAP Financial Measures 17

Q2 2026 Non-GAAP Reconciliations 18 SUPPLEMENTAL INFORMATION - Quarter-to-date (Unaudited) 13 Weeks Ended 13 Weeks Ended June 28, June 29, (U.S. Dollars presented in millions, except per share amounts and percentages) 2026 2025 1. Reconciliation of Net (Loss) Income to EBITDA to ADJUSTED EBITDA Net (loss) income (GAAP) $ (57.6) $ 37.3 Interest expense 20.8 18.9 Income tax expense 9.1 11.7 Depreciation and amortization expense 34.4 24.2 EBITDA (Non-GAAP Measure) $ 6.7 $ 92.1 [1] Restructuring charges 9.2 6.6 [2] Restructuring-related charges 5.6 4.9 [3] Acquisition-related costs 38.4 1.9 [4] Recognition of pension settlement adjustment — (0.1) [5] Purchase accounting cost of products sold 2.6 — Adjusted EBITDA (Non-GAAP Measure) $ 62.5 $ 105.4 2. Reconciliation of Net (Loss) Income to Adjusted Net Income Net (loss) income (GAAP) $ (57.6) $ 37.3 [1] Restructuring charges 9.2 6.6 [2] Restructuring-related charges 5.6 4.9 [3] Acquisition-related costs 38.4 1.9 [4] Recognition of pension settlement adjustment — (0.1) [5] Purchase accounting cost of products sold 2.6 — [6] Amortization of intangible assets 7.4 6.4 [7] Change in effective tax rate 15.8 — [8] Income tax impact of adjustments (13.8) (4.9) Adjusted Net Income (Non-GAAP Measure) $ 7.6 $ 52.1 3. (Loss) Earnings per Share Summary Diluted (Loss) Earnings Per Share (GAAP) $ (0.38) $ 0.29 Impact of adjustments $ 0.43 $ 0.11 Adjusted Diluted Earnings Per Share (Non-GAAP Measure) $ 0.05 $ 0.40 Weighted average diluted shares outstanding 153.6 129.1 4. Profit Margins Net Sales (GAAP) $ 815.2 $ 730.9 Net (Loss) Income Margin percentage (GAAP) (7.1)% 5.1% Adjusted Net Income Margin percentage (Non-GAAP Measure) 0.9% 7.1% Adjusted EBITDA Margin percentage (Non-GAAP Measure) 7.7% 14.4%

[1] Restructuring charges are nonrecurring costs incurred to implement significant cost reduction initiatives and may consist of workforce reduction costs, facility closure costs, cessation of operations and other costs to maintain certain facilities where operations have ceased, but which we are still responsible for. The restructuring charges for all periods presented primarily include costs related to workforce reductions, lease abandonment and asset disposals for facilities that have been closed, but not yet sold. [2] Restructuring-related charges are expenses directly related to restructuring initiatives that do not represent normal, recurring expenses necessary to operate the business, but cannot be reported as restructuring under GAAP. The restructuring-related charges for all periods presented primarily include losses on disposal of inventories from exiting product lines, losses on the sale of facilities closed as a result of restructuring actions and costs resulting from the redeployment of equipment within the manufacturing footprint. [3] Acquisition-related costs are transaction and integration costs, including legal, accounting and other professional fees, severance, stock-based compensation and other integration related costs. These charges are primarily recorded within selling, general and administrative expenses within the Condensed Consolidated Statements of Income. Acquisition-related costs are significantly impacted by the timing and complexity of the underlying acquisition related activities and are not indicative of the Company’s ongoing operating performance. The acquisition-related costs incurred in the thirteen weeks ended June 28, 2026 are primarily associated with the acquisition of American Woodmark, which closed on May 28, 2026. Costs are comprised primarily of severance costs, including accelerated share-based compensation, and professional fees. The acquisition-related costs incurred in the thirteen weeks ended June 29, 2025 are associated with the acquisition of Supreme Cabinetry Brands, Inc., which was announced in the second quarter of fiscal 2024 and closed early in the third quarter of fiscal 2024. Costs are comprised primarily of professional fees. Certain of the acquisition-related costs incurred are deemed non-deductible for U.S. tax purposes. The tax impact of these non-deductible acquisition-related costs was $2.0 million for the thirteen weeks ended June 28, 2026. For the thirteen weeks ended June 29, 2025, all acquisition-related costs were deductible. These items are not deemed indicative of ongoing operations and have been excluded from the income tax impact of adjustments for the relevant periods. [4] We exclude the impact of actuarial gains and losses related to our U.S. defined benefit pension plan as they are not deemed indicative of future operations. In 2024, the Company made the decision to terminate our defined benefit pension plan. [5] Purchase accounting cost of products sold relates to the fair market value adjustment required under GAAP for inventory obtained in the acquisition of American Woodmark, $2.6 million of which was sold in the second quarter subsequent to the transaction close on May 28, 2026. [6] We add back amortization of intangible assets in calculating adjusted net income and adjusted diluted EPS for all periods presented. Non-cash amortization expenses are not indicative of the Company’s ongoing operations. [7] Change in effective tax rate represents catch-up tax expense recorded in the quarter to reflect a change in the estimated annual effective tax rate and is not indicative of future operating results. The Company determines its interim tax provision using an estimated annual effective tax rate methodology. In the second quarter, an updated full-year pretax income forecast resulted in a significant change to the estimated annual effective tax rate compared with the first quarter, which drove the catch-up tax expense recorded in the quarter. As a result of this adjustment, the sum of quarterly non-GAAP net income reported does not equal the year-to-date non-GAAP net income reported herein. [8] In calculating adjusted net income, the tax effects of each of the adjustments described in Items [1] through [6] above have been reflected using an estimated annual effective income tax rate of 25.0 percent, which includes the impact of recurring permanent differences and state income taxes, but excludes discrete items. Discrete income tax items are adjusted in the period they are identified and may include, but are not limited to, changes in uncertain tax positions, return-to-provision adjustments, the tax effects of certain stock-based compensation, and changes in valuation allowances on deferred tax assets. Management believes this approach provides investors with a clearer understanding of the income tax provision and the estimated annual effective income tax rate applicable to the Company’s ongoing operations. Q2 2026 Non-GAAP Reconciliations Tick Legend 19

TTM Non-GAAP Reconciliations

(In millions, except percentages)	MasterBrand Legacy 52 Weeks Ended December 28, 2025	MasterBrand Legacy 26 Weeks Ended June 29, 2025	MasterBrand Legacy 26 Weeks Ended June 28, 2026	MasterBrand Legacy TTM June 28, 2026	American Woodmark TTM June 28, 2026	Consolidated TTM June 28, 2026
Reconciliation of Net Income to EBITDA to ADJUSTED EBITDA						
Net Income (Loss) (GAAP)	$ 26.7	$ 50.6	$ (44.1)	$ (68.0)	$ (265.1)	$ (333.1)
Interest expense	74.1	38.3	39.2	75.0	17.5	92.5
Income tax expense (benefit)	19.6	15.7	(6.3)	(2.4)	(17.0)	(19.4)
Depreciation and amortization expense	93.5	47.0	47.5	94.0	64.2	158.2
EBITDA (Non-GAAP Measure)	$ 213.9	$ 151.6	$ 36.3	$ 98.6	$ (200.4)	$ (101.8)
[1] Restructuring charges	15.2	11.3	16.4	20.3	15.7	36.0
[2] Restructuring-related charges	20.5	5.9	10.2	24.8	0.6	25.4
[3] Acquisition-related costs	28.9	3.5	23.8	49.2	51.0	100.2
[4] Costs, net (recoveries) related to pending insurance claims	3.0	—	(0.5)	2.5	—	2.5
[5] Recognition of pension settlement (gains) losses	(0.4)	0.2	—	(0.6)	—	(0.6)
[6] Purchase accounting cost of products sold	—	—	—	—	2.6	2.6
[7] Goodwill impairment	—	—	—	—	213.1	213.1
[8] Allowance for credit loss	17.1	—	—	17.1	—	17.1
Adjusted EBITDA (Non-GAAP Measure)	$ 298.2	$ 172.5	$ 86.2	$ 211.9	$ 82.6	$ 294.5
NET SALES	$ 2,734.7	$ 1,391.2	$ 1,307.7	$ 2,651.2	$ 1,433.6	$ 4,084.8
Adjusted EBITDA Margin %	10.9 %	12.4 %	6.6 %	8.0 %	5.8 %	7.2 %

Reconciliation of Net Debt to Adjusted EBITDA	
Current portion of long-term debt	$ 18.8
Long-term debt	$ 1,371.5
Less: Cash and cash equivalents	(241.6)
Net Debt	$ 1,148.7
Adjusted EBITDA (trailing twelve months)	$ 294.5
Net Debt to Adjusted EBITDA	3.9x

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TTM Non-GAAP Reconciliations Tick Legend 21 [1] Restructuring charges are nonrecurring costs incurred to implement significant cost reduction initiatives and may consist of workforce reduction costs, facility closure costs, cessation of operations and other costs to maintain certain facilities where operations have ceased, but which we are still responsible for. The restructuring charges for all periods presented primarily include costs related to workforce reductions, lease abandonment and asset disposals for facilities that have been closed, but not yet sold. [2] Restructuring-related charges are expenses directly related to restructuring initiatives that do not represent normal, recurring expenses necessary to operate the business, but cannot be reported as restructuring under GAAP. The restructuring-related charges for all periods presented primarily include losses on disposal of inventories from exiting product lines, losses on the sale of facilities closed as a result of restructuring actions and costs resulting from the redeployment of equipment within the manufacturing footprint. [3] Acquisition-related costs are transaction and integration costs, including legal, accounting and other professional fees, severance, stock-based compensation and other integration related costs. These charges are primarily recorded within selling, general and administrative expenses within the Condensed Consolidated Statements of Income. Acquisition-related costs are significantly impacted by the timing and complexity of the underlying acquisition related activities and are not indicative of the Company’s ongoing operating performance. [4] Costs and recoveries related to insurance claims are excluded as they are not deemed indicative of future operations. The amount recognized in 2025 and the twenty- six weeks ended June 28, 2026 related to costs and recoveries from insurable events that occurred within the manufacturing footprint in 2025. [5] We exclude the impact of actuarial gains and losses related to our U.S. defined benefit pension plan as they are not deemed indicative of future operations. In 2024, the Company made the decision to terminate our defined benefit pension plan. During the twenty-six weeks ended June 29, 2025, the Company recognized a settlement charge of $0.2 million related to the final valuation of the pension plan. [6] Purchase accounting cost of products sold relates to the fair market value adjustment required under GAAP for inventory obtained in the acquisition of American Woodmark, $2.6 million of which was sold in the second quarter subsequent to the transaction close on May 28, 2026. [7] Reflects non-cash goodwill impairment charge recorded prior to the transaction. Historical goodwill of American Woodmark was subsequently eliminated as part of transaction accounting adjustments. [8] Allowance for credit loss represents a one time, non-cash charge resulting from the Company’s assessment of the collectability of a specific customer’s receivable balance of $17.1 million as of December 28, 2025. The reserve relates entirely to sales recognized in 2025 and arose from facts and circumstances specific to this customer.

22 Non-GAAP Reconciliations CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) June 28, June 29, (U.S. Dollars presented in millions) 2026 2025 ASSETS Current assets Cash and cash equivalents $ 241.6 $ 120.1 Accounts receivable, net 247.2 218.8 Inventories 435.6 277.0 Other current assets 137.3 73.8 TOTAL CURRENT ASSETS 1,061.7 689.7 Property, plant and equipment, net 832.6 478.4 Operating lease right-of-use assets, net 282.6 67.7 Goodwill 1,318.5 1,127.6 Other intangible assets, net 888.6 560.5 Other assets 95.6 33.5 TOTAL ASSETS $ 4,479.6 $ 2,957.4 LIABILITIES AND EQUITY Current liabilities Accounts payable $ 249.5 $ 176.7 Current portion of long-term debt 18.8 — Current operating lease liabilities 56.3 19.3 Other current liabilities 279.1 172.6 TOTAL CURRENT LIABILITIES 603.7 368.6 Long-term debt 1,371.5 998.7 Deferred income taxes 270.9 154.7 Operating lease liabilities 243.2 56.9 Other non-current liabilities 21.6 17.5 TOTAL LIABILITIES 2,510.9 1,596.4 Stockholders' equity 1,968.7 1,361.0 TOTAL EQUITY 1,968.7 1,361.0 TOTAL LIABILITIES AND EQUITY $ 4,479.6 $ 2,957.4 Reconciliation of Net Debt to Adjusted EBITDA Current portion of long-term debt $ 18.8 $ — Long-term debt $ 1,371.5 $ 998.7 Less: Cash and cash equivalents (241.6) (120.1) Net Debt $ 1,148.7 $ 878.6 Adjusted EBITDA for Prior Fiscal Year 298.2 363.6 Less: Prior Period Adjusted EBITDA (172.5) (184.5) Plus: Current Period Adjusted EBITDA 90.5 172.5 Adjusted EBITDA (trailing twelve months) $ 216.2 $ 351.6 Less: American Woodmark Adjusted EBITDA post-acquisition contribution (4.3) — Legacy MasterBrand Adjusted EBITDA (trailing twelve months) $ 211.9 $ — Add: American Woodmark Adjusted EBITDA (trailing twelve months) $ 82.6 $ — Combined Adjusted EBITDA (trailing twelve months) $ 294.5 $ — Combined Net Debt to Adjusted EBITDA 3.9x 2.5x

23 Non-GAAP Reconciliations CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) 26 Weeks Ended 26 Weeks Ended June 28, June 29, (U.S. Dollars presented in millions) 2026 2025 OPERATING ACTIVITIES Net (loss) income $ (73.0) $ 50.6 Adjustments to reconcile net (loss) income to net cash provided by operating activities: Depreciation and amortization 57.1 47.0 Restructuring charges, net of cash payments 8.1 5.0 Amortization of finance fees 1.5 1.4 Stock-based compensation 17.0 10.8 Recognition of pension settlement charge — 0.2 Changes in operating assets and liabilities: Accounts receivable (6.3) (26.9) Inventories 7.5 0.2 Other current assets 2.6 0.1 Accounts payable 3.4 (5.5) Accrued expenses and other current liabilities (8.1) (23.2) Other items (4.0) (6.3) NET CASH PROVIDED BY OPERATING ACTIVITIES 5.8 53.4 INVESTING ACTIVITIES Capital expenditures (23.4) (27.9) Proceeds from the disposition of assets 0.3 3.6 Acquisition of business, net of cash acquired (330.3) — NET CASH USED IN INVESTING ACTIVITIES (353.4) (24.3) FINANCING ACTIVITIES Proceeds from revolving credit facility borrowings 150.0 115.0 Issuance of Term Loan A 375.0 — Repayment of revolving credit facility borrowings (110.0) (125.0) Payment of financing fees (1.0) — Repurchase of common stock — (18.1) Payments of employee taxes withheld from share-based awards (7.8) (4.6) Other items (1.6) (1.3) NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES 404.6 (34.0) Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash 0.7 4.0 NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH $ 57.7 $ (0.9) Cash, cash equivalents, and restricted cash at beginning of period $ 183.9 $ 121.6 Cash, cash equivalents, and restricted cash at end of period $ 241.6 $ 120.7 Cash and cash equivalents $ 241.6 $ 120.1 Restricted cash included in other assets — 0.6 Total cash, cash equivalents and restricted cash $ 241.6 $ 120.7 Reconciliation of Free Cash Flow Net cash provided by operating activities $ 5.8 $ 53.4 Less: Capital expenditures (23.4) (27.9) Free cash flow $ (17.6) $ 25.5

Q2 % Change YTD % Change 2025 Net Sales (millions) $ 730.9 $ 1,391.2 Volume (48.0) (6.6)% (90.0) (6.5) % Foreign Currency 0 0.0% 0.8 0.1 % Net ASP1 6.8 0.9% 5.7 0.4 % American Woodmark 125.5 17.2% 125.5 9.0% 2026 Net Sales (millions) $ 815.2 11.5% $ 1,433.2 3.0% 1 Net ASP (Average Selling Price) includes price/mix and other factors that could impact this measure 24 Prior Year to Current Year Net Sales Walk